EXHIBIT 10.2

Schedule of special achievement award to certain named executive officer

2005 SPECIAL AWARDS

Background

From time to time unusual events merit awards for outstanding individual performance outside of the short-term incentive plan. Special events such as restructurings, mergers and acquisitions or comprehensive programs have been the basis for special recognition in the past.

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2005 SPECIAL AWARDS

Procurement Organization Change

• James M. Delaney	3,000	shares of restricted stock 100% vesting after 3 years